Exhibit 99.1

FOR IMMEDIATE RELEASE

LIGHTING SCIENCE GROUP APPOINTS FORMER PHILIPS SENIOR EXECUTIVE JAMES HAWORTH AS CEO

Satellite Beach, Florida, April 28, 2011 – Lighting Science Group (OTCBB: LSCG), a leading American maker of LED-based lighting, announced today that it has hired James Haworth, former Philips Professional Luminaires North America head of marketing and strategy as well as former chief executive officer of JJI Lighting Group, to the company’s highest ranking corporate office. As chief executive officer, Haworth will leverage his keen business acumen, acquired expertise grooming companies to full financial maturity, and his very own reputation as one of the industry’s primary thought-leaders to propel Lighting Science Group forward on a trajectory of sustained growth and success.

“Our company’s CEO must be both a realist and an idealist—someone who combines an astute understanding of the business realities facing the LED lighting industry with an extraordinary vision for Lighting Science Group’s future as a revolutionary game-changer, within that industry,” said Rich Weinberg, chairman of Lighting Science Group and co-managing partner of Pegasus Capital Advisers. “So, frankly, the decision was simple. In our field, we believe there is no one more knowledgeable or better networked than Jim Haworth. Everyone at Lighting Science Group is confident that his transition to the helm will be seamless, and furthermore, that his energy, ingenuity, and industry insight will chart a lucrative course for the company in the coming years.”

Prior to joining Lighting Science Group, Haworth left a senior executive position with Philips, one of the largest LED lighting companies in the world, as vice president of marketing and strategy. For the past three years, Haworth was responsible for all upstream marketing functions of Philips’ lighting business and employed his unparalleled familiarity of the LED landscape to manage Philips’ mergers and acquisitions activities. Yet, his meteoric rise in the lighting industry began when Haworth served concurrently as the president and CEO of JJI Lighting Group, overseeing its general management, operations, finance and manufacturing. Strategically selling JJI in 2006 to Genlyte Group, Haworth supervised the company’s acquisition and implementation, only to continue his success when Genlyte was subsequently purchased by Philips in 2008.

“From the outside, I’ve admired Lighting Science Group’s ability to identify and recruit top-tier design and scientific talent that has lead to their rapid development of breakthrough products and placed them at the forefront of the fast growing LED revolution.” replied James Haworth. “The company maintains a rare agility that consistently outperforms the competition not only in the inventiveness and quality of its products, but in their ability to maneuver within the marketplace to create new business opportunities. Furthermore, the company has partnered with outstanding industry leaders around the world expanding their technical capabilities and granting them extensive channel access. I consider joining Lighting Science Group a special privilege.”

Haworth is a Certified Public Accountant and holds a BBA from Loyola University of Chicago and a MBA from the J.L. Kellogg Graduate School of Business at Northwestern University. He is a member of several professional associations, including The Presidents Forum and the American Institute of Certified Public Accountants.

About Lighting Science Group

Lighting Science Group Corporation (OTCBB: LSCG) designs, develops, manufactures and markets LED lighting solutions that are environmentally friendlier and more energy efficient than traditional lighting products. Lighting Science Group offers retrofit LED lamps in form factors that match the form factor of traditional lamps or bulbs and LED luminaires for a range of applications including public and private infrastructure for both indoor and outdoor applications. Lighting Science Group’s Advanced Projects Group business unit designs, develops and manufactures custom LED lighting solutions for architectural and artistic projects. Lighting Science Group is headquartered in Satellite Beach, Florida; the Company’s European operations are based in Goes, The Netherlands; and, the Company has a sales office in Sydney, Australia. Lighting Science Group employs approximately 600 workers building lighting products from domestic and imported parts. Lighting Science Group is a Pegasus Capital Advisors portfolio company. More information about Lighting Science Group is available at www.lsgc.com.

Forward Looking Statement. Certain statements in this press release may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements concerning the performance of LSCG and its products and/or use terminology such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “project,” “seek,” “target” and variations of such words and similar expressions. Such statements reflect the current view of LSCG with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by these statements. In evaluating these statements, you should carefully review the risk factors detailed under “Risk Factors” in our most recent filings with the Securities and Exchange Commission that may cause our actual results to differ materially from these forward-looking statements.

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